Exhibit 10.6

CentralBank
  and Trust CO

PROMISSORY NOTE

Principal $3,2000,000.00	Loan Date 10-21-2015	Maturity 10/21/2016	Loan No. 4025635	Call / Coll	Account 464285184	Officer SDR	Initials
References in the boxes above are for Lender's use only and not limit the applicability of this document to any particular loan or item.
Any item above containing **** has been omitted due to text length limitation.

Borrower:	INTEGRITY CAPITAL INCOME FUND, INC. 13540 MEADOWGRASS DR. STE. 100 COLORADO SPRINGS, CO 80921-3006	Lender:	CENTRAL BANK AND TRUST CO CENTRAL PLAZA EAST 700 EAST 30TH AVE P. O. BOX 1366 HUTCHINSON, KS 67504-1366

Principal Amount: $3,200,000.00			Date of Note: October 21, 2015

PROMISE TO PAY. INTEGRITY CAPITAL INCOME FUND, INC. ("Borrower") promises to pay to CENTRAL BANK AND TRUST CO ("Lender"), or order, in lawful money of the United States of America, the principal amount of Three Million Two Hundred Thousand & 00/100 Dollars ($3,200,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 4.850%.  Interest shall be calculated from the date of each advance until repayment of each advance. The interest rate may change under the  terms and  conditions  of  the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on October 21, 2016. In addition, Borrower will pay regular quarterly payments of all accrued unpaid interest due as of each payment date, beginning January 21, 2016, with all subsequent interest payments to be due on the same day of each quarter after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD.  Interest on this Note is computed on a  365/360 basis; that is, by applying the ratio of the interest rate  over a year of  360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this  Note is computed using this method.  This calculation method results in a  higher effective interest rate than the numeric interest rate stated in this Note.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full" "without recourse", or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment Instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: CENTRAI. BANK AND TRUST CO, 700 EAST 30TH AVE, PO BOX 1366 HUTCHINSON, KS   67504-1366.

LATE CHARGE. If a payment is 16 days or more late. Borrower will be charged 0.750% of the unpaid portion of the regularly scheduled payment or $25.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower falls to make any payment when due under this Note.

Other Defaults.   Borrower falls to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at time made or furnished or becomes false or misleading at any time thereafter.

Insolvency.  The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or  a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor.  Any of the preceding events occurs with respect to any guarantor, endorser, surety or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the Indebtedness evidenced by this Note.

Change in Ownership.  Any change in ownership of twenty-five percent (25%} or more of the common stock of Borrower.

Adverse Change.  A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

CHANGE IN OWNERSHIP.
"Change in Ownership" as stated under the DEFAULT section of this Promissory Note IS NOT APPLICABLE.

PURPOSE OF LOAN. Provide Operating Revolving Line of Credit for fund..

ADDITIONAL TERMS. As Per Business Loan Agreement dated 10-21-2015

LENDER'S RIGHTS.  Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

EXPENSES. If Lender institutes any suit or action to enforce any of the terms of this Note, Lender shall be entitled to recover Lender's reasonable expenses that Lender incurs on realizing on the Collateral.  Whether or not any court action is involved, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the the enforcement of its rights shall become a part of the loan payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid.  Expanses covered by this paragraph include, without limitation, Lender's legal expenses whether or not there is a lawsuit, including expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals, and any court costs and collection agency fees.

Loan No: 4025635	PROMISSORY NOTE (Continued)	Page 2

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Kansas without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Kansas.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of RENO County.  State of Kansas.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right or setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

COLLATERAL.  Borrower acknowledges this Note is secured by
Commercial Security Agreement dated 10-21-2015

LINE OF CREDIT. This Note evidences a revolving line of credit.  Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person.  Lender may, but need not, require that all oral requests be confirmed in writing.  Borrower agrees to be liable for a sums either:   (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with the Lender.  The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including dally computer print-outs.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES.  Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting  agency.  Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: CENTRAL BANK AND TRUST CO, 700 EAST 30TH AVE, P.0. BOX 1366 HUTCHINSON, KS 67504-1366.

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fall to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Borrower's Initials
NO ORAL AGREEMENTS. This written agreement is the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any prior oral agreement or of a contemporaneous oral agreement between Lender and Borrower.

_______	Borrower's Initials	NONSTANDARD TERMS. The following space contains all nonstandard terms, including all previous agreements, if any between Lender and Borrower: RBR WRF Randy Wendy
Lender's Initials
SR		By initialing the boxes to the left, Lender and Borrower affirm that no unwritten oral agreement exists between them.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.   BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

INTEGRITY CAPITAL INCOME FUND, INC.

By:	/s/ RANDALL B. RUSH	By:	/s/ WENDY R. FISHER
	RANDALL B. RUSH, Treasurer & Chief Financial Officer of INTEGRITY CAPITAL INCOME FUND, INC.		WENDY R. FISHER, Secretary & Chief Operating Officer of INTEGRITY CAPITAL INCOME FUND, INC.

LENDER:

CENTRAL BANK AND TRUST CO

X	/s/ STEVEN D. REMPEL
STEVEN D. REMPEL, Senior Vice President

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal $3,2000,000.00	Loan Date 10-21-2015	Maturity 10/21/2016	Loan No. 4025635	Call / Coll	Account 464285184	Officer SDR	Initials
References in the boxes above are for Lender's use only and not limit the applicability of this document to any particular loan or item.
Any item above containing **** has been omitted due to text length limitation.

Borrower:	INTEGRITY CAPITAL INCOME FUND, INC. 13540 MEADOWGRASS DR. STE. 100 COLORADO SPRINGS, CO 80921-3006	Lender:	CENTRAL BANK AND TRUST CO CENTRAL PLAZA EAST 700 EAST 30TH AVE P. O. BOX 1366 HUTCHINSON, KS 67504-1366

LOAN TYPE.  This a Fixed Rate (4.850%) Nondisclosable Revolving Line of Credit Loan to a Corporation  for $3,200,000.00 due on October 21. 2016.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is

☐  Personal, Family, or Household Purposes or Personal Investment.

☒  Business (Including Real Estate Investment).

SPECIFIC PURPOSE.  The specific purpose of this Loan is:  Provide Operating Revolving Line of Credit for fund.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no Joan proceeds will be disbursed until all of Lender's conditions for making the loan have been satisfied.   Please disburse the loan proceeds of $3,200,000.00 as follows:

Undisbursed Funds:	$3, 198,992.00
Other Charges Financed:	$1,008.00
$8.00 UCC-1 Filing Fee with Colorado Secretary of State
$1,000.00 Loan Origination Fee
Note Principal:	$3,200,000.00

FINANCIAL CONDITION.  BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION 1S DATED OCTOBER 21, 2015.

BORROWER:

INTEGRITY CAPITAL INCOME FUND, INC.

By:	/s/ RANDALL B. RUSH	By:	/s/ WENDY R. FISHER
	RANDALL B. RUSH, Treasurer & Chief Financial Officer of INTEGRITY CAPITAL INCOME FUND, INC.		WENDY R. FISHER, Secretary & Chief Operating Officer of INTEGRITY CAPITAL INCOME FUND, INC.

CORPORATE  RESOLUTION TO  BORROW / GRANT  COLLATERAL

Principal $3,2000,000.00	Loan Date 10-21-2015	Maturity 10/21/2016	Loan No. 4025635	Call / Coll	Account 464285184	Officer SDR	Initials
References in the boxes above are for Lender's use only and not limit the applicability of this document to any particular loan or item.
Any item above containing **** has been omitted due to text length limitation.

Borrower:	INTEGRITY CAPITAL INCOME FUND, INC. 13540 MEADOWGRASS DR. STE. 100 COLORADO SPRINGS, CO 80921-3006	Lender:	CENTRAL BANK AND TRUST CO CENTRAL PLAZA EAST 700 EAST 30TH AVE P. O. BOX 1366 HUTCHINSON, KS 67504-1366

WE, THE UNOERSIGNED, DO HEREBY CERTIFY AND STATE UNDER PENALTY OF PERJURY THAT:

THE CORPORATION'S EXISTENCE.  The complete and correct name of the Corporation is INTEGRITY CAPITAL INCOME FUND, INC. ("Corporation"). The Corporation is a corporation for  profit which is, and at all times shall be duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Colorado.  The Corporation is duly authorized to transact business in all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each slate in which the Corporation is doing business.   Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.  The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains an office at 13540 MEAOOWGRASS DR. STE. 100, COLORADO SPRINGS. CO 80921-3006.  Unless the Corporation has designated otherwise in writing, the principal office is the office at which the Corporation keeps its books and records.  The Corporation will notify Lender  prior to any change in the location of the Corporation's state of organization or any change in the Corporation's name.  The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Corporation and the Corporation's business activities.

RESOLUTIONS ADOPTED.  At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation's shareholders, duty called and held on  , at which a quorum was present and voting , or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

OFFICERS. The following named persons are officers of INTEGRITY CAPITAL INCOME FUND, INC.:

NAMES	TITLES	AUTHORIZED	ACUTAL SIGNATURES

ERIC S. DAVIS	President & Chief Compliance Officer	Y	/s/ Eric S. Davis

RANDALL B. RUSH	Treasurer & Chief Financial Officer	Y	/s/ Randall B. Rush

WENDY R. FISHER	Secretary & Chief Operating Officer	Y	/s/ Wendy R. Fisher

ACTIONS AUTHORIZED.  Any two (2) of the authorized persons listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, any two (2) of such authorized persons are authorized, empowered, and directed to do the following for and on behalf of the Corporation:

Borrow Money.  To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Notes.  To execute and deliver to Lender the promissory note or notes, or other evidence of the Corporation's credit accommodations, on Lender's forms. at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of the Corporation's Indebtedness to Lender and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more or the notes, any portion or the notes, or any other evidence of credit accommodations.

Grant Security.  To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation all of the Corporation's real property and all of the Corporation's personal property (tangible or intangible), as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other or further Indebtedness of the Corporation to Lender at any time owing, however the same may be evidenced.  Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such Indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered.

Execute Security Documents.  To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens end encumbrances, or any of them, are given; and also to execute end deliver to Lender any other written Instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or  pertaining to the  giving of the liens and encumbrances.  Notwithstanding the foregoing, any one of the above authorized persons may execute, deliver, or record financing statements.

Negotiate items.  To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of Indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either receive cash for the same or to cause such proceeds to be credited to the Corporation's account with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Further Acts.  In the case of lines of credit , to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as the officers may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES.  The Corporation has filed or recorded all documents or filings required by law relating to all assumed business names used by the Corporation, excluding the name of the Corporation, the following is a complete list of all assumed business names under which the Corporation does business:  None.

NOTICES TO LENDER.  The Corporation will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation's name; (B) change in the Corporation's assumed business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change in the Corporation's principal office address; (F) change in the Corporation's state of organization; (G} conversion of the Corporation to a new or different type of business entity; or (H) change in any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender.  No change in the Corporation's name or state of organization will take effect until after Lender has received notice.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS.  The officers named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set opposite their respective names. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

NO CORPORATE SEAL.  The Corporation has no corporate seal, and therefore, no seal s affixed to this Resolution.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this resolution are hereby ratified and approved.  This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above, or such addresses as Lender may designate from time to time).  Any such notice shall not affect any or the Corporation's agreements or commitments in effect at the time notice is given.

IN TESTIMONY WHEREOF, we have hereunto set our hand and attest that the signatures set opposite the names listed above are their genuine signatures.

We each have read all the provisions of this Resolution, and we each personally and on behalf of the Corporation certify that all statements and

Loan No: 4025635	CORPORATE RESOLUTION TO BORROW / GRANT COLLATERAL (Continued)	Page 2

representations made in this Resolution are true and correct.  This Corporate Resolution to Barrow / Grant Collateral is dated October 21, 2015.

CERTIFIED TO AND ATTESTED BY:

/s/ ERIC S. DAVIS
ERIC S. DAVIS, President & Chief Compliance Officer Of INTEGRITY CAPITAL INCOME FUND, INC.

CERTIFIED TO AND ATTESTED BY:

/s/ RANDALL B. RUSH
RANDALL B. RUSH, Treasurer & Chief Financial Officer Of INTEGRITY CAPITAL INCOME FUND, INC.

CERTIFIED TO AND ATTESTED BY:

/s/ WENDY R. FISHER
WENDY R. FISHER, Secretary & Chief Operating Officer Of INTEGRITY CAPITAL INCOME FUND, INC.

STATE OF COLORADO	)
) ss
COUNTY OF EL PASO	)

Subscribed and sworn to before me on this 30th day of October, 2015 by Eric S. Davis, Randall B. Rush and Wendy R. Fisher as President, CFO, COO of Integrity Capital Income Fund.

Witness my hand and official seal.

My commission expires: 4/19/2019

/s/CATHY A. OMDAL
Notary Public

CATHY A. OMDAL
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID # 20074015884
MY COMMISSION EXPIRES APRIL 19, 2019

NOTE:  If the officers signing this Resolution are authorized by the foregoing document as one of the officers authorized to act on the Corporation's behalf, it is advisable to have this Resolution signed by at least one non-authorized officers of  the Corporation.

CentralBank
  and Trust CO

BUSINESS LOAN AGREEMENT

Principal $3,2000,000.00	Loan Date 10-21-2015	Maturity 10/21/2016	Loan No. 4025635	Call / Coll	Account 464285184	Officer SDR	Initials
References in the boxes above are for Lender's use only and not limit the applicability of this document to any particular loan or item.
Any item above containing **** has been omitted due to text length limitation.

Borrower:	INTEGRITY CAPITAL INCOME FUND, INC. 13540 MEADOWGRASS DR. STE. 100 COLORADO SPRINGS, CO 80921-3006	Lender:	CENTRAL BANK AND TRUST CO CENTRAL PLAZA EAST 700 EAST 30TH AVE P. O. BOX 1366 HUTCHINSON, KS 67504-1366

THIS BUSINESS LOAN AGREEMENT dated October 21, 2015, is made and executed between INTEGRITY CAPITAL INCOME FUND, INC. ("Borrower") and CENTRAL BANK AND TRUST CO  ("Lender"} on the following terms and conditions.  Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement.  Borrower understands and agrees that: (A) in granting, renewing, or extending any loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender's sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM.  This Agreement shall be effective as of October 21, 2015, and shall continue in full force and effect until such time as all of Borrower's Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

CONDITIONS PRECEDENT TO EACH ADVANCE.  Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents.  Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3)   financing statements and all other documents perfecting Lender's Security Interests; (4) evidence of insurance as required below; (5) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender's counsel.

Borrower's Authorization.  Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents.  in addition. Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses.  Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties.  The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct

No Event of Default.  There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Lender, as of the date of this Agreement, as or the date or each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization.  Borrower is a corporation for profit which is, and at all times shall be duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Colorado.   Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business.  Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in any states in which the failure to so qualify would have a material adverse affect on its business or financial condition.  Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  Borrower maintains an office at 13540 MEADOWGRASS DR. STE. 100, COLORADO SPRINGS, CO 80921-3006, Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral.  Borrower will notify Lender prior to any change in the location of Borrower's state of organization or any change in Borrower's name.  Borrower shall  do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrowers business activities.

Assumed Business Names.  Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower.  Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Authorization. Borrower's execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower's articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2)  any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower's properties.

Financial Information.  Each of Borrower's financial statements supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect.  This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties.  Except as contemplated by this Agreement or as previously disclosed in Borrower's financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower's properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower's properties are titled in Borrower's legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances.  Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1} During the period of Borrower's ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; {b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement.  Any inspections or tests made by Lender shall be at Borrower's expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part or Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the Collateral for hazardous waste and Hazardous Substances.  Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal,

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release or threatened release of a hazardous waste or substance on the Collateral. The provisions  of this section of  the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the  termination, expiration  or satisfaction of this Agreement and  shall not be affected by Lender's  acquisition of  any interest in any  of  the  Collateral, whether  by foreclosure or otherwise.
Litigation and Claims.  No litigation, claim, investigation, administrative  proceeding or similar action  (including those  for  unpaid  taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely  affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes.   To the best of Borrower's knowledge, all of Borrower's tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority.  Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower's Loan and Note, that would be prior or that may in any way be superior to the Lender's Security Interests and rights in and to such Collateral.

Binding Effect.  This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the  signers thereof, as well as upon their successors, representatives, and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation.  Promptly inform Lender in writing of (1) all material adverse changes in Borrower's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records.  Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower's books and records at all reasonable times.

Financial Statements.  Furnish Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

Additional Information.  Furnish such additional information and statements, as Lender may request from time to time.

Additional Requirements.

During the term of the loan, the loan balance will not exceed 20% of the fair value of the total assets of the fund.

The Borrower will provide. Quarterly 10-Q Financial Statements to Lender no .later than the date the company's Financial Statements are filed with the SEC.

The Borrower will provide Annual 10-K Financial Statements to Lender no later than the date the company's Financial Statements are filed with the SEC .

The Borrower will not incur any additional funded debt without prior approval by Central Bank and Trust Co.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in affect, Borrower shall not, without the prior written consent of Lender:
Continuity of Operations. {1) Engage in any business activities substantially different than those in which Borrower is presently engaged, or 2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name,  dissolve or transfer or sell Collateral out of the ordinary course of business.

Insurance.  Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender.  Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender.  Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person.  In connection with all policies covering assets in which Lender holds or is offered a security interest for the loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

Insurance Reports.  Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer;  (2)  the risks insured;  (3) the amount of the policy:  (4)  the properties insured;  (5)  the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy.  In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral.  The cost of such appraisal shall be paid by Borrower.

Other Agreements.  Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower's business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens.  Pay and discharge when due all of its Indebtedness and obligations, including without limitation all assessments, taxes, governmental charges. levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits.  Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance.  Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other Instruments and agreements between Borrower and Lender.  Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations.  Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affair in a reasonable and prudent manner.

Environmental Studies.   Promptly conduct and complete, at Borrower's expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in affect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act.   Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized.  Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender to protect Lender's interest.
Inspection.  Permit employees or agents or Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower's other properties and to examine or audit

Borrower's books, accounts, and records and to make copies and, memoranda of Borrower's books,  accounts, and records.  If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

Environmental Compliance and Reports.  Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to

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exist, as a result of an intentional or unintentional action or omission on Borrower's part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower's part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances.  Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request ta evidence and secure the Loans and to perfect all Security Interests.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower falls to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower.  All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement s in affect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and liens.  (1) Except for trade debt incurred in the normal course of business and Indebtedness to Lender contemplated by  this Agreement, create, incur or assume Indebtedness for borrowed money, including capital leases,  (2)  sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets (except as allowed as Permitted Liens), or  (3)  sell with recourse any of Borrower's accounts, except to Lender.

Agreements.  Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower's obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES.  If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: {A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender;  (B)  Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any Guarantor or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor's guaranty of the Loan or any other Loan with Lender.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings. or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

DEFAULT.  Each of The following shall constitute an Event of Default under this Agreement:

Payment Default.  Borrower falls to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's or any Grantor's property or Borrower's or any Grantor's ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time hereafter.

Insolvency.  The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower's account s, including deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion. as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor or any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Insecurity.  Lender in good faith believes itself insecure.

Change in Ownership
"Change in Ownership" as stated under the DEFAULT section of this Business Loan Agreement is NOT APPLICABLE.

EFFECT OF AN EVENT OF DEFAULT.  If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender's option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in  the "Insolvency" section above, such acceleration shall be automatic and not optional.  In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise.   Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Expenses.  If Lender institutes any suit or action to enforce any of the terms or this Agreement, Lender will be entitled to recover Lender's reasonable expenses that Lender incurs in realizing on the Collateral. Whether or not any court action is involved, all reasonable expenses

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Lender incurs that in Lender's opinion are necessary at any time for the protection or its interest or the enforcement of its rights shall become a part of the Loan payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, Lender's legal expenses whether or not there is a lawsuit, including expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, and any court costs and collection agency fees.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation.  Borrower agrees and consents to Lender's sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as any notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interest will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights or offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower's obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any persona! claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Kansas without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the Stale of Kansas.

Choice of Venue.  If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of RENO County, State of Kansas.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any of Borrower's or any Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by facsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, If mailed, when deposited in the United States mail as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address.  Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance.  If feasible; the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability or any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries And Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word "Borrower" as used in this Agreement shall include all of Borrower's subsidiaries and affiliates.  Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower's subsidiaries or affiliates.

Successors and Assigns.  All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns.  Borrower shall not, however, have the right to assign Borrower's rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties.  Borrower understands and agrees that in extending Lean Advances, Lender is relying on an representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other Instrument delivered by Borrower to Lender under this Agreement or the Related Documents.  Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

Waive Jury.  All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code.  Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word "Advance" means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower's behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.
Agreement.  The word "Agreement" means this Business Loan Agreement as this Business Loan Agreement may  be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word "Borrower" means INTEGRITY CAPITAL INCOME FUND, INC. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral.  The word "Collateral" means all property and assets granted as collateral security for a Loan whether real or personal property, whether granted directly or indirectly, whether  granted  now or in the future, and whether  granted in the form of  a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, .chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or  title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract; or otherwise.

Environmental Laws.  The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601. et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA'), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default.  The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word "GAAP" means generally accepted accounting principles.

Grantor.  The word "Grantor" means each and all of the persons or entities granting a Security Interest in any Collateral for  the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor.  The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Loan.

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Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender including without limitation a guaranty of all or part of the Note.

Hazardous Substances.    The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled.  The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word "Indebtedness" means the Indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other Indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender.  The word "Lender" means CENTRAL BANK AND TRUST CO, its successors and assigns.

Loan. The word "Loan" means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word "Note" means the Note dated October 21, 2015 and executed by INTEGRITY CAPITAL INCOME FUND,INC., in the principal amount of $3,200,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Permitted Liens.  The words "Permitted Liens" mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or  being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent, (4) purchase money liens or purchase money security interests upon or in any property acquired or held by  Borrower in the ordinary  course of business  to  secure Indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of  this Agreement  titled "Indebtedness and Liens"; {5) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender in writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower's assets.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words "Security Interest" mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance. mortgage, deed of trust, security .deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Borrower's Initials
NO ORAL AGREEMENTS. This written agreement is the final expression of the agreement between Lender and Borrower and may not be contradicted by evidence of any prior oral agreement or of a contemporaneous oral agreement between Lender and Borrower.

_______	Borrower's Initials	NONSTANDARD TERMS. The following space contains all nonstandard terms, including all previous agreements, if any between Lender and Borrower: RBR WRF Randy Wendy
Lender's Initials
SR		By initialing the boxes to the left, Lender and Borrower affirm that no unwritten oral agreement exists between them.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.   BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

INTEGRITY CAPITAL INCOME FUND, INC.

By:	/s/ RANDALL B. RUSH	By:	/s/ WENDY R. FISHER
	RANDALL B. RUSH, Treasurer & Chief Financial Officer of INTEGRITY CAPITAL INCOME FUND, INC.		WENDY R. FISHER, Secretary & Chief Operating Officer of INTEGRITY CAPITAL INCOME FUND, INC.

LENDER:

CENTRAL BANK AND TRUST CO

X	/s/ STEVEN D. REMPEL
STEVEN D. REMPEL, Senior Vice President

CentralBank
  and Trust CO

COMMERCIAL SECURITY AGREEMENT

Principal $3,2000,000.00	Loan Date 10-21-2015	Maturity 10/21/2016	Loan No. 4025635	Call / Coll	Account 464285184	Officer SDR	Initials
References in the boxes above are for Lender's use only and not limit the applicability of this document to any particular loan or item.
Any item above containing **** has been omitted due to text length limitation.

Borrower:	INTEGRITY CAPITAL INCOME FUND, INC. 13540 MEADOWGRASS DR. STE. 100 COLORADO SPRINGS, CO 80921-3006	Lender:	CENTRAL BANK AND TRUST CO CENTRAL PLAZA EAST 700 EAST 30TH AVE P. O. BOX 1366 HUTCHINSON, KS 67504-1366

THIS COMMERCIAL SECURITY AGREEMENT dated October 21, 2015, is made and executed between INTEGRITY CAPITAL INCOME FUND, INC. ("Grantor") and CENTRAL BANK AND TRUST CO ("Lender").

GRANT OF SECURITY INTEREST.  For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word "Collateral" as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether ·now existing or  hereafter arising, and wherever located in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this Agreement:

ACCOUNTS, INSTRUMENTS, DOCUMENTS, CHATTEL PAPER AND OTHER RIGHTS TO PAYMENTS: All rights I now have or may have in the future to the payment of money including, but not limited to : (a) payment for goods sold or leased or for services rendered, whether or not I have earned such payment by performance; and (b) rights to payment arising out of all present and future debt instruments, chattel paper and loans and obligation receivable. The above include any rights and interests (including all liens and security interests) which I may have by law or agreement against any account debtor or obligor of mine.

GENERAL INTANGIBLES: All general intangibles including, but not limited to: Tax refunds, patents, applications for  patents,  copyrights,  trademarks,  trade  names, trade secrets, good will. Customer lists, permits and franchises, and the right to use my name.

INVESTMENT PROPERTY: All investment property including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets.

DEPOSIT ACCOUNTS: All deposit accounts including, but not limited to, demand, time, savings, passbook, and similar accounts.

In addition, the word "Collateral" also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

(A)  All accessions, attachments, accessories, replacements of and additions to any of the collateral described herein, whether added now or later.

(B) All products and produce of my of the property described in the Collateral section.

(C}  All accounts, general intangibles, instruments, rents, monies, payments and all other rights, arising out of a sale, lease, consignment or other disposition of any of the property described in this Collateral section.

(D) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

(E)  All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

CROSS-COLLATERALIZATION.  in addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due. direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute or limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

FUTURE ADVANCES. In addition to the Note, this Agreement secures all future advances made by Lender to Grantor regardless of whether the advances are made a) pursuant to a commitment or b) for the same purposes.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future.   However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Grantor authorizes Lender to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

GRANTOR"S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Lender that:

Perfection of Security Interest. Grantor agrees to take whatever actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral and Grantor will note Lender's interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. This is a continuing Security Agreement and will continue in effect even though all or any part of the indebtedness s is paid in full and even though for a period of time Grantor may not be indebted to Lender.

Notices to Lender. Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor's name; (2)  change in Grantor's assumed business name(s); (3) change in the management of the Corporation Grantor; (4)  change in the authorized signer(s); (5) change in Grantor's principal office address; (6) change in Grantor's state of organization; (7) conversion of Grantor to a new or different type of business entity; or (8)  change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and  Lender.  No change in Grantor's name or state of organization will taka effect until after Lender has received notice.

No Violation.  The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral.  At the time any account becomes subject to a security interest of Lender, the account shall be a good and valid account representing an undisputed, bona

Loan No: 4025635	COMMERCIAL SECURITY AGREEMENT (Continued)	Page 5

fide Indebtedness incurred by the account debtor, for merchandise held  subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Grantor with or for the account debtor.  So long as this Agreement remains in effect, Grantor shall not, without Lender's prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such Accounts. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

Location of the Collateral. Except in the ordinary course of Grantor's business, Grantor agrees to keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor's address shown above or at such other locations as are acceptable to Lender.  Upon Lender's request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (1) all real property Grantor owns or is purchasing; (2) all real property Grantor is renting or leasing; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.

Removal of the Collateral. Except in the ordinary course of Grantor's business, Grantor shall not remove the Collateral from its existing location without Lender's prior written consent.  Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions Involving Collateral.  Except for inventory sold or accounts collected in the ordinary course of Grantor's business, or as otherwise provided for in this Agreement, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the  Collateral.   Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition.   Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement.  No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect.  Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

\Inspection of Collateral. Lender and Lender's designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

Taxes, Assessments and Liens.  Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents, Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion.  If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, permissible fees or other charges that could accrue as a result of foreclosure or sale of the Collateral.  in any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral.  Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.  Grantor further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Grantor may withhold any such payment or may elect to contest any lien Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized.

Compliance with Governmental Requirements. Grantor shall shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral, including all laws or regulations relating to the undue erosion of highly-erodible land or relating to the conversion of wetlands for the production of an agricultural product or commodity.  Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion is not jeopardized.

Hazardous Substances.  Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any Environmental Laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of my Hazardous Substance. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws. and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement.  This obligation to indemnify and defend shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty {30) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. in connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require.  If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if Lender so choose as "single interest insurance" which will cover only Lender's interest in the Collateral.

Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to ·the Collateral, whether or not such casualty or loss is covered by insurance.  Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty.  All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

Insurance Reserves. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due.  Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such Information as Lender may reasonably request including the following:  (1)  the name of the insurer;  (2)  the risks insured;  (3)  the amount of the policy; (4) the property insured; (5) the then current value on the basis on which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy.  in addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

Financing Statements. Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender's security interest. At Lender's request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender's security interest in the Property.  Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs.  Lender may file a copy of this Agreement as a financing statement.

Loan No: 4025635	COMMERCIAL SECURITY AGREEMENT (Continued)	Page 3

PERFECTION OF SECURITY INTEREST paragraph to be restated as follows:
Grantor agrees to take whatever actions are requested by Lender to perfect and continue Lender's security interest in the Collateral.  This is a continuing Security Agreement and will continue in effect even though all or part of the Indebtedness is paid in full and even though for a period of time Grantor may not be indebted to Lender.

GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS.  Until default and except as otherwise provided below with respect  to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts.  At any time and even though no Event of Default exists, Lender may exercise its right to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness.  If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. ·Lender shall not be required to take any steps necessary to preserve  any rights in the Collateral against prior parties, nor  to  protect, preserve or  maintain any security interest given  to  secure  the Indebtedness.

LENDER'S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any  provision of  this Agreement  or  any  Related  Documents, including but not limited to  Grantor's failure to discharge or pay when due any amounts Grantors required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date repayment by Grantor. All such expenses will become a part of the indebtedness and, at Lender's option, will (A)  be payable on demand;  (B)  be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either  (1) the term of any applicable insurance policy; or  (2)  the remaining term of the Note; or  (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Agreement also will secure payment of these amounts.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default.  Grantor fails to make any payment when due under the indebtedness.

Other Defaults.  Granter falls  to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or  in any  of the  Related Documents or to  comply with or lo  perform any term. obligation, covenant or condition contained in any other agreement between Lender and Grantor.

Default in Favor of Third Parties. Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Grantor's property or ability to perform Grantor's obligations under this Agreement or any of the Related Documents.

False Statements.  Any warrant, representation or statement made or furnished to Lender by Grantor or on Grantor's behalf under this agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time hereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document  to create a valid and perfected security interest or lien) at any time and tor any reason

Insolvency.  The dissolution or termination of Grantor's existence as a going business. the insolvency of Granter, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial  proceeding, self-help, repossession  or  any  other  method,  by  any  creditor  of  Grantor  or  by .any  governmental  agency  against  any  collateral  securing  the indebtedness. This includes a garnishment of any of Grantor's accounts, inducing deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Granter as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and If Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or guarantor, endorser, surety, or accommodation party dies or becomes incompetent or revokes or disputes the validity of or liability under, any Guaranty of the indebtedness.

Adverse Change. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired.

Insecurity,  Lender in good faith believes itself insecure.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter. Lender shall have all the rights of a secured party under the Colorado Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness.  Lender may deciare the entire indebtedness, including any prepayment penalty which Grantor would be required to pay immediately due and payable, without notice of any kind to Grantor.

Assemble Collateral.  Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title  and other documents relating the Collateral. Lender may require Grantor to assemble the Collateral and make available to lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to  take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

Sell the Collateral. Lender shall have full power to sell, lease, transfer. or otherwise deal with the Collateral or proceeds thereof in Lenders own name or that of  Grantor.   Lender  may sell the  Collateral at  public auction or  private sale.   Unless  the  Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice or the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made.
However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale.  The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses or retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the indebtedness. The receiver may serve without bond if permitted by law.  Lender's right to the appointment of a receiver shall exist whether or net the apparent value of the of the Collateral exceeds the indebtedness by a substantial amount.  Employment by Lender shall not disqualify a person from serving as a receiver.  Receiver may be appointed by a court of competent jurisdiction upon ex parte application and without notice, notice being expressly waived.

Collect Revenues, Apply Accounts.  Lender, either itself or through a receiver, may collect the payments, rents, income. and revenues from the Collateral.  Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name or that of Lender's nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the indebtedness or apply it to payment of the indebtedness in such order of preference as Lender may determine. lnsofar as the Collateral consists of accounts, general intangibles, insurance, chattel paper, choses in action, or similar property,  Lender may demand, collect, receipt for settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not indebtedness or collateral is then due.   For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any  address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral.  To facilities, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

Loan No: 4025635	COMMERCIAL SECURITY AGREEMENT (Continued)	Page 4

addressed to Grantor; change any address to which mall and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement and the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently.   Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare default and exercise its remedies.

MISCELLANEOUS PROVISIONS, The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Expenses. If Lender forecloses or institute s any such or action to enforce any of the terms of this Agreement, Lender shall be entitled to recover such sum as the court may adjudge reasonable.  Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid.  Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, to the extent permitted by applicable law.  Grantor also will pay any court costs, in addition to any other sums provided by law.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. With respect to procedural matters related to the perfection and enforcement of Lender's rights against the Collateral, this Agreement will be governed by federal law applicable to Lender and to the extent not preempted by federal law, the laws of the Stale of Colorado. In all other respects, this Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Kansas without regard to its conflicts of law provisions.   However, If there ever is a question about whether any provision of this Agreement is valid or enforceable, the provision that is questioned will be governed by whichever state or federal law would find the provision to  be valid and enforceable.   The loan transaction that is evidenced by the Note and this Agreement has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of Kansas.

Choice of Venue. If there is lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of RENO County, State of Kansas.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by
Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mall postage prepaid; directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address.  For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Power of Attorney. Grantor hereby appoints Lender as Grantor's irrevocable attorney in fact for the purpose of executing any documents necessary to perfect, defend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction or any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal invalid, or unenforceable as to any circumstance that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors arid Assigns.  Subject to any limitations stated in this Agreement on transfer or Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.  If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference a to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's
Indebtedness shall be paid in full.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waive Jury.  All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

Borrower.  The word "Borrower"' means INTEGRITY CAPITAL INCOME FUND. INC. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral.  The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default. The word "Default" means the Default set forth in this Agreement in the section titled "Default".

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA") the Superfund .Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act , 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act,  42 U.S.C. Section 6901, et seq., or  other applicable state or federal laws, rules, or

Loan No: 4025635	COMMERCIAL SECURITY AGREEMENT (Continued)	Page 5

Event of Default The words "Event of Default" mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Grantor. The word "Grantor" means INTEGRITY CAPITAL INCOME FUND, INC.

Guaranty. The word "Guaranty" means the guaranty from guarantor. endorser, surety, or accommodation party to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard  to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste defined by or listed under the

Environmental Laws. The term "Hazardous Substances" also includes, without limitation petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents. Specifically, without limitation, Indebtedness includes the future advances set forth in the Future Advances provision, together with all interest thereon and all amounts that may be indirectly secured by the Cross-Collateralization provision of this Agreement.

Lender. The word "Lender" means CENTRAL BANK AND TRUST CO, is successors and assigns.

Note. The word "Note" means the Note dated October 21, 2015 and executed by INTEGRITY CAPITAL INCOME FUND, INC., in the principal amount of $3,200,000.00, together with all renewals of, extensions of, modifications of, refinancings of , consolidations of, and substitutions for the note or credit agreement.

Property. The word "property" means all of Grantor's right, title and interest in and to all the Property as described in the "Collateral Description" section of this Agreement.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURTTY AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED OCTOBER 21, 2015.

GRANTOR:

INTEGRITY CAPITAL

By:	/s/ RANDALL B. RUSH	By:	/s/ WENDY R. FISHER
	RANDALL B. RUSH, Treasurer & Chief Financial Officer of INTEGRITY CAPITAL INCOME FUND, INC.		WENDY R. FISHER, Secretary & Chief Operating Officer of INTEGRITY CAPITAL INCOME FUND, INC.

LENDER:

CENTRAL BANK AND TRUST CO

X	/s/ STEVEN D. REMPEL
STEVEN D. REMPEL, Senior Vice President